As filed with the Securities and Exchange Commission on March 30, 1998 amending report filed on February 11, 1998.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-KA
                                      No. 1

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: January 30, 1998
                        (Date of earliest event reported)



                      AASCHE TRANSPORTATION SERVICES, INC.
             (Exact name of registrant as specified in the charter)

     Delaware                       0-24576                     36-3964954
(State or other Jurisdiction  (Commission File No.)           (IRS Employer
   of incorporation)                                         Identification No.)



                            10214 N. Mt. Vernon Road
                             Shannon, Illinois 61078
                    (Address of Principal Executive Offices)

                                 (815) 864-2421
               (Registrant's telephone number including area code)

                                       n/a

          (Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(a) Financial statements of businesses acquired.


Jack Gray Transport Municipal Solid Waste Division Financial Statements*              Page
                                                                                      ----

        Report of Independent Auditors                                                 1

        Financial Statements

        Balance Sheets                                                                 2
        Statements of Income                                                           3
        Statements of Cash Flow                                                        4
        Notes to Financial Statements                                                  5

(b) Pro forma financial information of the Company.

        Pro Forma Consolidating Balance Sheet (Unaudited)                              10
        Notes to Unaudited Pro Forma Consolidating Balance Sheet                       11
        Pro Forma Consolidating Statements of Operations (Unaudited)                   12
        Notes to Unaudited Pro Forma Consolidating Statements of Operations            13



* Information required to be included under Item 2 with respect to Jack Gray Transport Municipal Solid Waste Division was previously filed on an initial report on Form 8-K dated February 11, 1998.


        (c)    Exhibits

        10.1 Credit Agreement dated as of January 30, 1998, by and among Specialty Transportation Services, Inc., the Lenders parties thereto from time to time, and Mellon Bank, N.A.

        10.2 Subordinated Note and Equity Purchase Agreement, dated January 30, 1998, between Specialty Transportation Services, Inc. and American Capital Strategies, Ltd.

        10.3 Term Loan Agreement dated January 30, 1998 between Aasche Transportation Services, Inc. and Aim Financial Corporation

        10.4 Promissory Note dated as of January 16, 1998 by Aasche Transportation Services, Inc. payable to Larry L. Asche in the amount of $500,000

        10.5 Promissory Note dated as of January 16, 1998 by Aasche Transportation Services, Inc. payable to Diane L. Asche in the amount of $500,000

        10.6 Promissory Note dated as of January 26, 1998 by Aasche Transportation Services, Inc. payable to Diane L. Asche in the amount of $25,000

        10.7 Promissory Note dated as of January 20, 1998 by Aasche Transportation Services, Inc. payable to Kevin M. Clark in the amount of $500,000

        10.8 Promissory Note dated as of January 26, 1998 by Aasche Transportation Services, Inc. payable to Richard S. Baugh in the amount of $250,000

        10.9 Promissory Note dated as of January 26, 1998 by Aasche Transportation Services, Inc. payable to Gary I. Goldberg in the amount of $250,000

        10.10 Warrant dated as of January 16, 1998, from Aasche Transportation Services, Inc. to Larry L. Asche

        10.11 Warrant dated as of January 16, 1998, from Aasche Transportation Services, Inc. to Diane L. Asche

        10.12 Warrant dated as of January 26, 1998, from Aasche Transportation Services, Inc. to Diane L. Asche

        10.13 Warrant dated as of January 20, 1998, from Aasche Transportation Services, Inc. to Kevin M. Clark

        10.14 Warrant dated as of January 26, 1998, from Aasche Transportation Services, Inc. to Richard S. Baugh

        10.15 Warrant dated as of January 26, 1998, from Aasche Transportation Services, Inc. to Gary I. Goldberg

        10.16 Employment Agreement dated as of January 2, 1998 between Specialty Transportation Services, Inc. and Gary I. Goldberg

(c) Consent of Ernst & Young LLP

                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Aasche Transportation Services, Inc.
                                                        (Registrant)


                                            By: /s/ Leon M. Monachos
                                                --------------------------------
                                                    Leon M. Monachos
                                                    Chief Financial Officer

Date: March 27, 1998

               Jack Gray Transport Municipal Solid Waste Division

                              Financial Statements

                    Nine months ended September 30, 1997 and
                     years ended December 31, 1996 and 1995



                                    CONTENTS

Report of Independent Auditors..............................................1

Financial Statements

Balance Sheets..............................................................2
Statements of Income........................................................3
Statements of Cash Flows....................................................4
Notes to Financial Statements...............................................5

                         Report of Independent Auditors


The Board of Directors
Jack Gray Transport, Inc.

We have audited the accompanying balance sheets of Jack Gray Transport Municipal Solid Waste Division (the Division), a division of Jack Gray Transport, Inc., as of September 30, 1997 and December 31, 1996, and the related statements of income and cash flows for the nine-month period ended September 30, 1997, and the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jack Gray Transport Municipal Solid Waste Division, a division of Jack Gray Transport, Inc., at September 30, 1997 and December 31, 1996, and the results of its operations and its cash flows for the nine-month period ended September 30, 1997 and the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.


                                                         Ernst & Young LLP


Chicago, Illinois
January 6, 1998

               Jack Gray Transport Municipal Solid Waste Division
                    (A Division of Jack Gray Transport, Inc.)

                                 Balance Sheets


                                                          SEPTEMBER 30     DECEMBER 31
                                                             1997             1996
                                                         -----------------------------
ASSETS
Current assets:
   Cash                                                  $    24,488     $    25,500
   Accounts receivable                                     6,157,002       5,670,718
   Receivables from employees                                159,110         152,895
   Supply inventory                                          364,549         352,442
   Prepaid expenses                                          436,653         343,396
   Other current assets                                        4,845           8,891
                                                         ---------------------------
Total current assets                                       7,146,647       6,553,842

Property and equipment:
   Land                                                      470,064         470,064
   Buildings and improvements                                951,408         951,408
   Motor carrier equipment                                27,832,842      26,976,408
   Other equipment, furniture, and fixtures                4,103,092       3,808,274
                                                         ---------------------------
                                                          33,357,406      32,206,154
   Less:  Accumulated depreciation and amortization       12,398,072      10,460,585
                                                         ---------------------------
Net property and equipment                                20,959,334      21,745,569

Other assets                                               2,927,987       3,121,970
                                                         ---------------------------
                                                         $31,033,968     $31,421,381
                                                         ===========================

LIABILITIES AND DIVISION EQUITY
Current liabilities:
   Accounts payable - Trade                              $   518,892     $   581,202
   Accounts payable - Brokers                                210,895         147,327
   Accrued liabilities                                       965,850       1,073,000
                                                         ---------------------------
Total current liabilities                                  1,695,637       1,801,529

Division equity                                           29,338,331      29,619,852
                                                         ---------------------------
                                                         $31,033,968     $31,421,381
                                                         ===========================

See accompanying notes.

3
               Jack Gray Transport Municipal Solid Waste Division
                    (A Division of Jack Gray Transport, Inc.)

                              Statements of Income

                                             NINE MONTHS
                                                ENDED
                                            SEPTEMBER 30          YEAR ENDED DECEMBER 31
                                                1997              1996              1995
                                           ---------------------------------------------
Net revenues                                $25,565,147     $30,615,962     $31,455,092

Operating expenses:
   Transportation                            12,243,474      14,370,722      14,825,388
   Terminal                                   1,161,592       1,548,046       1,333,966
   Maintenance                                3,059,517       3,899,291       3,257,634
   Taxes and licenses                         1,984,895       2,578,330       2,757,567
   Insurance and safety                       1,154,998       1,373,757       1,323,515
   Allocated general and administrative       1,168,793       1,418,645       1,307,357
   Depreciation and amortization              2,203,738       2,688,638       2,542,831
                                           ---------------------------------------------
Total operating expenses                     22,977,007      27,877,429      27,348,258
                                           ---------------------------------------------
Operating income                              2,588,140       2,738,533       4,106,834
Other income - Net                               63,691          29,643         162,974
Allocated interest expense                      656,068         849,521         642,189
                                           ============================================
Net income                                  $ 1,995,763     $ 1,918,655     $ 3,627,619
                                           ============================================

See accompanying notes.

               Jack Gray Transport Municipal Solid Waste Division
                    (A Division of Jack Gray Transport, Inc.)

                            Statements of Cash Flows


                                                      NINE MONTHS ENDED
                                                        SEPTEMBER 30           YEAR ENDED DECEMBER 31
                                                            1997               1996              1995
                                                     ------------------------------------------------
OPERATING ACTIVITIES
Net income                                            $ 1,995,763      $ 1,918,655      $ 3,627,619
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                      2,203,738        2,688,638        2,542,831
     Gain on sale of property and
      equipment
                                                           (4,730)         (94,649)        (147,309)
     Changes in operating assets and
      liabilities:
         Accounts receivable                             (486,284)      (1,055,468)        (679,396)
         Receivables from employees                        (6,215)         (40,113)          (2,782)
         Supply inventory                                 (12,107)         (49,162)          71,381
         Prepaid expenses                                 (93,257)         144,957          168,908
         Other current assets                               4,046           16,722            4,583
         Other assets                                     193,983         (103,570)        (272,344)
         Accounts payable - Trade                         (62,310)         346,919          (31,811)
         Accounts payable - Brokers                        63,568           44,564          (40,659)
         Accrued liabilities                             (107,150)          37,177          (35,583)
                                                     ----------------------------------------------
Net cash provided by operating activities               3,689,045        3,854,670        5,205,438

INVESTING ACTIVITIES
Purchases of property and equipment                    (1,488,836)      (2,956,673)      (3,318,914)
Proceeds from sale of property and equipment
                                                           52,420          247,468          261,018
                                                     ----------------------------------------------
Net cash used in investing activities                  (1,436,416)      (2,709,205)      (3,057,896)

FINANCING ACTIVITIES
Distributions to Parent, net                           (2,253,641)      (1,144,465)      (2,151,042)
                                                     ----------------------------------------------
Net cash used in financing activities                  (2,253,641)      (1,144,465)      (2,151,042)
                                                     ----------------------------------------------
Net increase (decrease) in cash                            (1,012)           1,000           (3,500)
Cash at beginning of year                                  25,500           24,500           28,000
                                                     ----------------------------------------------
Cash at end of year                                   $    24,488      $    25,500      $    24,500
                                                     ==============================================


NONCASH INVESTING AND FINANCING
  ACTIVITIES
Transfers of equipment from (to)
  Parent, net
                                                      $   (23,643)     $   283,784      $  (384,914)
                                                     ==============================================

See accompanying notes

               Jack Gray Transport Municipal Solid Waste Division

                          Notes to Financial Statements

                               September 30, 1997



1.  NATURE OF BUSINESS AND BASIS OF PRESENTATION

Jack Gray Transport Municipal Solid Waste Division (the Division) is a division of Jack Gray Transport, Inc. (Jack Gray or Parent). The Division transports primarily municipal and solid waste at various locations throughout the United States under contracts ranging from five to twenty years.

The accompanying financial statements present the assets, liabilities, and results of operations for the Division as if the Division had existed as an entity separate from Jack Gray. Costs related to support activities performed by Jack Gray are allocated to the Division (see Note 7). These financial statements are not necessarily indicative of the financial position and results of operations which would have occurred had the Division been an independent company.

The assets, liabilities, income, and expenses reflected in the Division's financial statements are only part of those of a larger entity and are not subject to the constraints of law and customs applicable to legal entities. Consequently, they may be available to satisfy claims unrelated to and not reflected in the financial statements of the nonlegal entity.

2.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

CASH MANAGEMENT

Jack Gray provides a centralized cash management function; accordingly, cash disbursements and receipts are settled through division equity.

TIRES

Tires attached to new motor carrier equipment are being depreciated over the estimated useful lives of the related equipment. Replacement tires are inventoried and charged to expense as used.

               Jack Gray Transport Municipal Solid Waste Division

2.  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided on the straight-line basis over the estimated useful lives of the respective assets: buildings and improvements - five to fifteen years, motor carrier equipment - four to twenty years, and other equipment, furniture, and fixtures - three to ten years.

Replacement of the Company's tractors occurs principally through trade-in. The excess of the trade-in value over the net book value of the traded equipment is deferred and reflected as a reduction in the cost of the new equipment.

ACCOUNTING ESTIMATES

Accounting estimates are an integral part of financial statements prepared in conformity with generally accepted accounting principles. Judgments made by management affect the amounts and related disclosures of assets, liabilities, revenues, and expenses reported on the financial statements. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include trade accounts receivable, accounts payable, and accrued liabilities. The fair values of all financial instruments were not materially different from their carrying values.

3.  OTHER ASSETS

Other assets consist of the following:

                                               SEPTEMBER 30   DECEMBER 31
                                                  1997           1996
                                             ---------------------------
Contract start-up costs, net                 $    366,120   $    388,535
Retainage under long-term contract              2,561,867      2,733,435
                                             ---------------------------
                                             $  2,927,987   $  3,121,970
                                             ===========================

Start-up costs incurred to obtain a waste hauling contract, which began January 2, 1990, are being amortized over the 20-year contract term.

9
               Jack Gray Transport Municipal Solid Waste Division

                    Notes to Financial Statements (continued)



4.   ACCRUED LIABILITIES

Accrued liabilities consist of the following:

                                            SEPTEMBER 30   DECEMBER 31
                                                1997          1996
                                            --------------------------
Salaries, wages, and benefits               $  270,300     $  396,610
Accrued vacation                               287,550        355,847
Accrued insurance                               52,490        224,437
Accrued fuel taxes                              98,431         77,067
Accrued disposal fees                          230,643             --
Other                                           26,436         19,039
                                            -------------------------
                                            $  965,850     $1,073,000
                                            =========================

5.  DIVISION EQUITY

Division equity reflects the net assets of the Division and consists of the following:

                                            SEPTEMBER 30       DECEMBER 31
                                                1997              1996
                                            -------------------------------
Beginning balance                           $ 29,619,852       $ 28,561,878
Net income                                     1,995,763          1,918,655
Net asset transfers to/from Parent               (23,643)           283,784
Net cash distributions to Parent              (2,253,641)        (1,144,465)
                                            -------------------------------
Ending balance                              $ 29,338,331       $ 29,619,852
                                            ===============================

6.  INCOME TAXES

The stockholder of Jack Gray has elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code. Accordingly, Jack Gray is not subject to federal or state income taxes as the income of Jack Gray is included in the taxable income of its stockholder. As a result, no provision for income taxes has been made in the accompanying financial statements of the Division.

               Jack Gray Transport Municipal Solid Waste Division

7.  ALLOCATED COSTS

Jack Gray provided certain general and administrative support services to the Division, including general management, tax, financial audit and reporting, benefits administration, insurance, information management, legal, accounts payable and receivable, and credit functions. Jack Gray has historically charged the Division for these services through an allocation based on a percent of net revenues. The allocated general and administrative support costs of $1,168,793, $1,418,645, and $1,307,357 for the nine months ended September 30, 1997, and the years ended December 31, 1996 and 1995, respectively, are reflected as allocated general and administrative expense in the accompanying financial statements.

There is no debt or associated interest directly attributable to the Division. Interest expense related to the Parent's debt is allocated to the Division based on a percent of net revenues. Jack Gray allocated 41%, 38%, and 36% of the Parent's interest expense to the Division for the nine months ended September 30, 1997, and the years ended
December 31, 1996 and 1995, respectively.

8.  EMPLOYEE BENEFIT PLANS

Substantially all of the Division's nonunion employees are covered by a discretionary, noncontributory, profit-sharing plan sponsored by Jack Gray. The Division is charged for its share of Jack Gray's contribution to the plan. The Division was charged approximately $56,000 and $72,500 for the years ended December 31, 1996 and 1995. Effective January 1, 1997, Jack Gray terminated this plan.

Jack Gray also sponsors a qualified 401(k) plan in which the Division participates. The plan is available to substantially all nonunion employees and provides a 25% match of an employee's contribution up to 4% of the employee's salary. The Division's contribution was approximately $53,100, $20,300, and $18,600 for the nine-month period ended September 30, 1997, and the years ended December 31, 1996 and 1995, respectively.

The Division participates in several union-sponsored pension plans. Contributions to such plans amounted to $74,600, $96,200, and $73,400 for the nine months ended September 30, 1997, and the years ended December 31, 1996 and 1995, respectively.

               Jack Gray Transport Municipal Solid Waste Division

9.  MAJOR CUSTOMERS

During the nine months ended September 30, 1997, and the years ended December 31, 1996 and 1995, the same three customers accounted for approximately 92%, 95%, and 97% of net revenues, respectively. At September 30, 1997, and December 31, 1996 and 1995, these same three customers accounted for approximately 84%, 92%, and 99% of accounts receivable, respectively.

10.  SALE OF DIVISION

In September 1997, Jack Gray entered into an agreement to sell substantially all assets of this Division, excluding accounts receivable, for proceeds of approximately $30 million.

                      AASCHE TRANSPORTATION SERVICES, INC.
               PRO FORMA CONSOLIDATING BALANCE SHEET (UNAUDITED)



     The following unaudited pro forma consolidating balance sheet is based on certain amounts derived from the audited balance sheet of Jack Gray Transport Municipal Solid Waste Division ("MSW Division") as of September 30, 1997 and the unaudited consolidated balance sheet of Aasche Transportation Services, Inc. ("Aasche"), as of September 30, 1997, and assumes that the acquisition of the net assets of MSW Division occurred on September 30, 1997. The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this balance sheet. The pro forma balance sheet is not necessarily indicative of the purchase transaction which would have occurred had the acquisition taken place on September 30, 1997.

                      AASCHE TRANSPORTATION SERVICES, INC.
                PRO FORMA CONSOLIDATING BALANCE SHEET (UNAUDITED)
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                                                               Adjustments
                                                                             MSW                 Increase                     Pro
                                                                           Division    Aasche   (Decrease)                   Forma
                                                                           --------   --------  ----------                 --------
ASSETS
Current assets:
   Cash and cash equivalents                                               $     24   $     42   $    228(1)(2)(3)(4)(5)   $    294
   Trade receivables, net                                                     6,157      5,572     (6,157)(5)                 5,572
   Prepaid expenses and other current assets                                    966      3,386       (545)(5)                 3,807
                                                                           --------   --------   --------                  --------

               Total current assets                                           7,147      9,000     (6,474)                    9,673

Property and equipment, net                                                  20,959     21,723      3,352                    46,034
Excess of cost over net assets acquired, net                                                                               --------
Debt issuance costs                                                              --      7,411      4,236(5)                 11,647
Deferred income taxes                                                            --         --      1,800(4)                  1,800
Other assets                                                                     --      3,022         --                     3,022
                                                                              2,928        378       (428)(5)                 2,878
                                                                           --------   --------   --------                  --------

             TOTAL ASSETS                                                  $ 31,034   $ 41,534   $  2,486                  $ 75,054
                                                                           ========   ========   ========                  ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                        $    730   $    962   $   (730)(5)              $    962
   Accrued liabilities                                                          966      2,398         55 (5)                 3,419
   Guaranteed obligation of Employee Stock Ownership Plan                        --        203         --                       203
   Line of credit                                                                --      4,217         --                     4,217
   Current maturities of long-term debt with unrelated parties                   --      2,888      1,286(1)                  4,174
   Current maturities of long-term debt with related party                       --        995         --                       995
   Current maturities of capital lease obligations with unrelated parties        --      2,417         --                     2,417
   Current maturities of capital lease obligations with related parties          --      1,149         --                     1,149
                                                                           --------   --------   --------                  --------

              Total current liabilities                                       1,696     15,229        611                    17,536

Long-term debt with unrelated parties, less current maturities                   --      4,265     16,714(1)                 20,979
Long-term debt with related party, less current maturities                       --      1,675         --                     1,675
Capital lease obligations with unrelated parties, less current maturities        --      3,920         --                     3,920
Subordinated debt with unrelated parties                                         --         --     11,250(2)                 11,250
Subordinated debt with related parties                                           --         --      2,125(2)                  2,125
Deferred income taxes                                                            --      3,677         --                     3,677
Minority Interest                                                                --         --        500(3)                    500
                                                                           --------   --------   --------                  --------

               Total liabilities                                              1,696     28,766     31,200                    61,662

Stockholders' equity:
   Common stock                                                                  --         --         --                        --
   Additional paid-in capital                                                    --     16,594        624(4)                 17,218
   Guarantee of Employee Stock Ownership Plan obligation                         --       (203)        --                      (203)
   Accumulated deficit                                                           --     (3,623)        --                    (3,623)
   Division equity                                                           29,338         --    (29,338)(5)                    --
                                                                           --------   --------   --------                  --------

               Total stockholders' equity                                    29,338     12,768    (28,714)                   13,392
                                                                           --------   --------   --------                  --------

               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 31,034   $ 41,534   $  2,486                  $ 75,054
                                                                           ========   ========   ========                  ========

                     AASCHE TRANSPORTATION SERVICES, INC.
           NOTES TO UNAUDITED PRO FORMA CONSOLIDATING BALANCE SHEET


        The unaudited pro forma consolidating balance sheet gives effect to the acquisition of the net assets of MSW Division, as if the acquisition occurred on September 30, 1997. The actual effects of purchase accounting as of the effective acquistion date, January 30, 1998 differ substantially from the pro forma amounts because of changes in financial position and earnings of MSW Division since September 30, 1997.


Pro Forma Adjustments (in thousands):

   (1) To record the borrowing of $18,000 under a senior credit term loan.

   (2) To record the borrowing of $13,375 under subordinated loans.

   (3) To record the issuance of $500 of MSW Division common stock.

   (4) To record debt issuance costs of $1,800, of which $1,176 was paid in cash and $624 relates to the value attributed to detachable warrants issued to certain subordinated debt investors.

   (5) To record consideration given to Jack Gray for the purchase of the net assets of MSW Division.

                     AASCHE TRANSPORTATION SERVICES, INC.
         PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS (UNAUDITED)


        The following unaudited pro forma consolidating statements of operation are based on certain amounts derived from the audited statements of income of Jack Gray Transport Municipal Solid Waste Division ("MSW Division") for the nine months ended September 30, 1997 and the year ended December 31, 1996 and the unaudited consolidated statement of operations of Aasche Transportation Services, Inc. ("Aasche"), for the nine months ended September 30, 1997 and the audited consolidated statement of operations for the year ended December 31, 1996, and assumes, in each case, that the acquisition of the net assets of MSW Division occurred on January 1, 1996. The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these statements. The pro forma statements are not necessarily indicative of the results of operations which would have occurred had the acquisition taken place on January 1, 1996 or of future results of the consolidated operations of MSW Division and Aasche.


                     AASCHE TRANSPORTATION SERVICES, INC.
         PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS (UNAUDITED)
               (In thousands, except per share and share data)





                                                For the Nine Months Ended September 30, 1997
                                                                  Adjustments
                                          MSW                       Increase
                                       Division    Aasche          (Decrease)         Pro Forma
                                     ------------  ------         ------------        ----------
Net revenues                         $  25,565   $  49,769                  -         $  75,334
Operating Expenses                      22,977      47,508        $      (203)(1)        70,282
                                     ---------   ---------        -----------         ---------
Operating income                         2,588       2,261                203             5,052
Other income (expense):
  Interest expense                        (656)     (1,731)            (1,721) (2)       (4,108)
  Accretion of warrants                      -           -               (989) (3)         (989)
  Amortization of debt discount              -           -               (164) (5)         (164)
  Minority Interest                          -           -                (52) (4)          (52)
  Other                                     64          41                  -               105
                                     ---------   ---------        -----------         ---------
Income (loss) before income tax
(provision) benefit                     1,996          571             (2,723)             (156)
Income tax (provision) benefit              -         (371)               291  (6)          (80)
                                     ---------   ---------        -----------         ---------
Net income (loss)                    $  1,996    $     200        $    (2,432)             (236)
                                     =========   =========        ===========         =========

Basic and diluted net income (loss)
per common share                                 $    0.05                            $   (0.06)
                                                 =========                            =========
Weighted average common shares outstanding       4,259,558                            4,184,237
                                                 =========                            =========

                                                For the Year Ended December 31, 1996
                                                                  Adjustments
                                        MSW                        Increase
                                     Division     Aasche          (Decrease)         Pro Forma
                                   ------------   ------         ------------        ----------
Net revenues                         $  30,616   $  77,365                  -         $ 107,981
Operating Expenses                      27,877      77,978               (165)  (1)     105,690
                                     ---------   ---------        -----------         ---------
Operating income (loss)                  2,739        (613)               165             2,291
Other income (expense)
  Interest expense                        (850)     (3,464)            (2,728) (2)       (7,042)
  Accretion of warrants                      -           -               (857) (3)         (857)
  Amortization of debt discount              -           -               (306) (5)         (306)
  Minority Interest                          -           -                (69) (4)          (69)
  Other                                     30         136                  -               166
                                     ---------   ---------        -----------         ---------
Income (loss) before income tax
(provision) benefit                      1,919      (3,941)            (3,795)           (5,817)
Income tax (provision) benefit               -       1,321                750  (6)        2,071
                                     ---------   ---------        -----------         ---------
Net income (loss)                    $   1,919   $  (2,620)       $    (3,045)           (3,746)
                                     =========   =========        ===========         =========

Basic and dilluted net income (loss)
per common share                                 $   (0.67)                           $   (0.95)
                                                 =========                            =========
Weighted average common shares outstanding       3,928,596                            3,928,596
                                                 =========                            =========

                     AASCHE TRANSPORTATION SERVICES, INC.
     NOTES TO UNAUDITED PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS

        The unaudited pro forma consolidating statements of operations give effect to the acquisition of the new assets of MSW Division as if the acquisition on January 1, 1996. The actual effects of purchase accounting as of the effective acquisition date, January 30, 1998 differ substantially from the pro forma amounts because of changes in financial position and earnings of MSW Division since January 1, 1996.


Pro Forma Adjustments (in thousands):

(1) To record (a) amortization of purchased goodwill of $106 for the nine months ended September 30, 1997 and $141 for the year ended December 31, 1996 (b) amortization of debt issuance costs of $189 for the nine months ended September 30, 1997 and $298 for the year ended December 31, 1996
    (c) management fee of $28 for the nine months ended September 30, 1997 and $38 for the year ended December 31, 1996 (d) reduction in general and administration expense of $555 for the nine months ended September 30, 1997 and $684 for the year ended December 31, 1996 and (e) additional depreciation related to step-up of property and equipment of $218 for the nine months ended September 30, 1997 and $340 for the year ended December 31, 1996.

(2) To record (a) interest expense on the $18,000 senior term loan (at 8.69%) of $1,027 for the nine months ended September 30, 1997 and $1,550 for the year ended December 31, 1996 and (b) interest expense on the $13,375 subordinated loans (ranging from 8.25% to 15%) of $1,161 for the nine months ended September 30, 1997 and $1,730 for the year ended December 31, 1996.

(3) To record accretion expense related to warrants to purchase the common stock of MSW Division of $989 for the nine months ended September 30, 1997 and $857 for the year ended December 31, 1996.

(4) To record minority interest expense related to $500 common stock investment in MSW Division of $52 for the nine months ended September 30, 1997 and $306 for the year ended December 31, 1996.


(5) To record amortization of debt discount related to detachable warrants issued to subordinated debt investors of $164 for the nine months ended September 30, 1997 and $306 for the year ended December 31, 1996.

(6) To record (a) income tax benefit on the pro forma adjustments and (b) pro forma income tax provision on MSW Division operations, both recorded at an assumed 40% tax rate.